AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2000
                                                      REGISTRATION NO. 333-37110
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            SILK BOTANICALS.COM, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

FLORIDA                             5190                            65-0886132
--------                            ----                            ----------
(State or Other Jurisdiction        (Primary Standard Industrial    (I.R.S. Employer Identification No.)
of Incorporation or Organization)   Classification Code Number)

                        975 S. Congress Avenue, Suite 102
                             Delray Beach, FL 33445
                                  561-265-3600
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               Joseph R. Bergmann
                        975 S. Congress Avenue, Suite 102
                             Delray Beach, FL 33445
                                  561-265-3600
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                                Robert C. Hackney
                             HACKNEY & MILLER, P.A.
                                   CITY CENTRE
                           2000 PGA BLVD., SUITE 4410
                          N. PALM BEACH, FLORIDA 33408
                                 (561) 627-0677

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------
                         CALCULATION OF REGISTRATION FEE

==========================================================================================
TITLE OF EACH CLASS        AMOUNT TO BE    PROPOSED MAXIMUM    PROPOSED       REGISTRATION
OF SECURITIES TO           REGISTERED      OFFERING PRICE      AGGREGATE      FEE
BE REGISTERED- --                          PER SHARE           OFFERING

Common stock.............  5,000,000       $2.00               $ 10,000,000   $2640
==========================================================================================

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule
457 of Regulation C promulgated under the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OF DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            SILK BOTANICALS.COM, INC.

                              CROSS REFERENCE SHEET
      ITEM NUMBER AND CAPTION                          PROSPECTUS HEADING
      -----------------------                        ------------------------
1.    Front of Registration Statement and            Forepart of Registration Statement and
       Outside Front Cover of Prospectus.......      Prospectus Cover Page
2.    Inside Front and Outside Back Cover Pages      Inside Front and Outside Back Cover Pages
       of Prospectus...........................      of Prospectus
3.    Summary Information and Risk Factors.....      Prospectus Summary and Risk Factors
4.    Use of Proceeds..........................      Use of Proceeds
5.    Determination of Offering Price..........      Risk Factors and Plan of Distribution
6.    Dilution.................................      Dilution and Capitalization
7.    Selling Security Holders.................      Not Applicable
8.    Plan of Distribution.....................      Plan of Distribution
9.    Legal Proceedings........................      Not Applicable
10.   Directors, Executive Officers, Promoters
       and Control Persons.....................      Management and Principal Stockholders
11.   Security Ownership of Certain Beneficial
      Owners and Management....................      Management and Principal Stockholders
12.   Description of Securities
      to be Registered.........................      Description of Securities
13.   Interest of Named Experts and Counsel....      Legal Matters
14.   Disclosure of SEC Position on
      Indemnification for Securities Act
      Liabilities..............................      Not Applicable
15.   Organization Within Last Five Years......      Certain Relationships and Related Transactions
16.   Description of Business..................      Business
17.   Management's Discussion and Analysis or
      Plan of Operation........................      Plan of Operation
18.   Description of Property..................      Business of the Company
19.   Certain Relationships and Related
      Transactions.............................      Not Applicable
20.   Market for Common Equity and Related
      Stockholder Matters......................      Not Applicable
21.   Executive Compensation...................      Management
22.   Financial Statements.....................      Financial Statements
23.   Changes In and Disagreements With
      Accountants on Accounting and Financial
      Disclosure...............................      Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE SEC. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                   Prospectus
                   Subject to Completion, dated June 16, 2000


                            Silk Botanicals.Com, Inc.

                        5,000,000 shares of Common Stock

         This is our initial public offering, which is being made on a best efforts basis. The price at which we will offer our shares will be $2.00 per share. This price may not reflect the market price of our shares after this offering. We intend to directly place these shares without the use of an underwriter; however, we may use underwriters or securities brokers to assist in the distribution. There are no escrow arrangements pertaining to this offering and there is no minimum amount we are required to raise in this offering before we may have access to funds received from investors. The minimum subscription is 1,000 shares and investors who meet the qualification requirements set forth in this prospectus may purchase the shares from us.

         Our common stock is not listed on a national securities market or the Nasdaq stock market. Our shares are currently traded on the OTC Bulletin Board under the trading symbol SIBO.

         There are no pre-existing contractual agreements for any person to purchase the shares.
                             ----------------------

         Investing in our common stock involves a great amount of risk.

                     See "Risk Factors" beginning on page 3.

                             ----------------------

Public Offering Price Per Share.....................                  $2.00
 Underwriting Discounts and Commissions.............                   -0-
Proceeds Before Expenses (1)........................            $10,000,000

         (1) Proceeds to the Company are calculated before the deduction of expenses in connection with this offering and payable by the Company, which are estimated to be $65,000 if the maximum number of shares of Common stock offered hereby are sold, and include registration, blue sky, filing, printing, accounting and legal fees and other miscellaneous fees.

         Our shares will initially be sold through our executive officers who will not receive commissions and who will be registered as sales representatives where required. We have not retained an underwriter or broker-dealer to assist in the sale of our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The offering of the Common stock hereunder will terminate not later than
       , 2000 (the "Termination Date"), provided that, in the sole discretion of the Company, the offering period may be extended for an additional period not to exceed 90 days.

              THE DATE OF THIS PROSPECTUS IS JUNE____________, 2000

                               PROSPECTUS SUMMARY

                            Silk Botanicals.Com, Inc.

We are a marketing and distribution company that sells silk flowers, floral arrangements and other artificial plants. We market and sell these products to gift retailers, decorative accessory retailers, and the hospitality industry.

We are incorporated under the laws of the State of Florida and our offices are located at 975 S. Congress Avenue, Suite 102, Delray Beach, FL 33445. Our telephone number is (561) 265-3600.

Subscribers purchasing shares of Common stock should make checks payable to SILK BOTANICALS.COM, INC . Subscribers in this offering must complete a Share Purchase Agreement in the form attached as Appendix A to this Prospectus. Additional copies of the Subscription Agreement may be obtained by writing or calling or faxing us at our offices: Attn: Shareholder Relations Coordinator,. All checks and Subscription Agreements should be forwarded to us at our offices.

                                  The Offering

Securities Offered by the
  Company....................... 5,000,000 shares of Common stock

Price per share:  .............. $2.00

Common stock Outstanding
  before Offering............... 6,250,000 Shares

Common stock Outstanding
  After Offering.       ........ 11,250,000 Shares

Use of Proceeds................. Marketing, new product introductions, and for working capital and general corporate purposes.

We intend to offer all of the shares directly to the public without the use of an underwriter. There is no minimum number of shares that must be sold. There can be no assurance that all of the shares offered will be sold. Accordingly, investors will bear the risk that we will accept subscriptions for less than 5,000,000 shares and then be unable to successfully complete all of the anticipated uses of the proceeds of this offering as expected. If fewer than 5,000,000 shares are sold, our business, financial condition and results of operations could be adversely affected.

Funds from this offering will not be placed in an escrow or trust account and will be available for use as the funds are received. The minimum investment per shareholder is 1,000 shares. There is no maximum investment per shareholder.

This offering will begin as of the effective date of this prospectus and continue for 12 months or such earlier date as we may terminate the offering. If this offering terminates, all subscription payments received after termination will be promptly returned.

                         SELECTED FINANCIAL INFORMATION

                                                          Nine months ended
                                                      February 29,   February 28,        Year ended May 31,
                                                      ---------------------------    ------------------------
                                                          2000           1999           1999           1998
                                                      ------------   ------------    ---------      ---------
Income Statement Information:
         Revenue                                       $ 507,434      $      --      $      --      $      --
         Gross profit                                    152,230             --             --             --
         Net income (loss)                                 5,194             --       (694,688)            --
         Preferred dividend requirement                    8,550             --             --             --
         Net loss available to common shareholders        (3,356)            --       (694,688)            --
         Loss per share (1)                            $      --      $      --      $   (0.14)     $      --

Balance Sheet Information (at end of period):
         Total assets                                  $ 222,193                     $ 328,338
         Short-term liabilities                          246,963                       159,752
         Long-term liabilities                                --                            --
         Stockholders' equity                            (24,770)                      (21,414)

(1)  After deduction of preferred dividend requirement.

                                  RISK FACTORS

An investment in our common stock is very risky. You should be aware that you could lose the entire amount of your investment. You should carefully consider the following risks and other information when you evaluate our business and the forward-looking statements that we make in this prospectus. Any of these risk factors could materially and adversely affect our business, financial condition or operating results. As a result, a market for our stock might not develop, the trading price of our common stock could decline, and you could lose all or part of your investment.

You should not place undue reliance on forward-looking statements in this prospectus. In this prospectus words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions are used to identify these forward-looking statements. This prospectus also contains forward-looking statements regarding the growth in the use of the Internet and commerce over the Internet, the demand for Internet advertising, and other similar forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in "Risk Factors" and elsewhere in this prospectus.

Risks Related to Our Business.

We may not be successful in our primary goal of servicing the wholesale market for artificial florals.

Our focus is to develop the wholesale market for artificial florals on a nationwide basis. We are primarily a marketing and distribution company, and our manufacturing is done for us by an affiliated entity. While we think that we can be competitive at servicing the wholesale market for artificial florals on a nationwide basis, we may not be successful. We believe that there is a profitable place for our products among chain stores, department stores, catalogs and gift retailers, although our research has been limited. If our underlying business plan assumption proves to be incorrect, it would have a material adverse affect upon our financial condition and business prospects.

We will need to be able to develop new products and properly manage product introductions to be successful.

Our goal is to expand our product line of artificial florals through the development of new products serving niche segments of the industry, such as specialty gift retailers, and introduce such new products on a timely and regular basis to maintain distributor and consumer interest and appeal to varying consumer preferences. We may not be successful in acquiring, developing, introducing and marketing new products on a timely and regular basis. If we are unable to develop and introduce new artificial floral products or if our new products are not successful, sales will be adversely affected as customers seek competitive products. In addition, the introduction or announcement of new products could result in reduction of sales of existing products, requiring us to manage carefully product introductions in order to minimize disruption in sales of existing products. If there are any such reductions of purchases or consumption, it would have a material adverse effect upon our business, operating results and financial condition.

We could incur delays and problems related to our foreign suppliers.

Many of the raw materials we use are produced and manufactured outside of the United States. The foreign supply of materials used in artificial botanicals is subject to a number of risks, including transportation delays and interruptions, political and economic disruptions, the imposition of tariffs and import and export controls and changes in governmental policies. Any such impediment could have a material adverse impact on us. To date we have not experienced any material adverse effects due to such risks, but they could occur in the future with the result of losses of revenues and goodwill. See "Business of the Company- Purchasing of Raw Materials."

We purchase supplies with foreign currency and are subject to Foreign Exchange Regulation.

As part of ordinary business operations, we are required to purchase raw materials from foreign suppliers and could be required to accomplish such purchases through the use of foreign currencies. As a result, fluctuations in exchange rates of the United States dollar against foreign currencies could adversely affect our results of operations. We may attempt to limit the exposure to the risk of currency fluctuations by purchasing forward exchange contracts which could also expose us to substantial risk of loss. In such a transaction, we would purchase a predetermined amount of foreign currency to ensure that in the future we will own a known amount of such currency to pay for goods at a predetermined cost. We believe the use of such transactions will successfully allow us to better determine costs involved in our operations, and thus better manage currency fluctuations. Currency fluctuations could have a material adverse effect on us.

We are a start-up company with limited operating history.

Our business prospects in the artificial florals industry must be considered in light of the risks, expenses and difficulties frequently encountered by companies with extremely limited operating histories, particularly companies in the new and rapidly evolving markets related to the Internet. These risks include uncertainty of revenues, markets and profitability, and the need to raise capital to fund our ongoing operations. Our ability to address these risks and carry out our business plan is unproven. As a new enterprise, we could also be subject to risks we have not anticipated.

We may be unable to effectively manage our growth.

We intend to expand our level of operations, and we will need an effective planning and management process to implement our business plan successfully. With the introduction of our website, we may experience a period of significant expansion of our business. Depending on the amount and timing of any increase in business, this expansion could place a strain on our management, operational and financial resources. Some areas that may be strained by growth include customer support, customer billing and website support and maintenance. To accommodate growth, if any, we may be required to implement and improve our management, operating and financial systems, procedures and controls on a timely basis, and also expand, train, motivate and manage our employees. There is a risk, however, that our systems may be inadequate to support our existing and future operations or that hiring, training and managing new employees will be more difficult then we anticipate.

We have received a "going concern" opinion from our auditors

 We have a history of losses and there is significant doubt about our ability to continue as a going concern. We were a development stage company until June
1999 and our revenues for the foreseeable future will not be sufficient to attain profitability. Since we began operations, we have generated minimal revenues and have incurred substantial expenditures. We expect to continue to experience losses for the foreseeable future. In view of this fact, our auditors have stated in their report for the period ended May 31, 1999, that our ability to meet our future financing requirements, and the success of our future operations, cannot be determined at that time.

We will require substantial outside investment on a continuing basis to finance capital expenditures and operations. Although we believe that the proceeds from this offering, together with nominal funds expected to be generated from operations, will be sufficient to finance our working capital requirements for at least twelve months following completion of this offering, there can be no assurances that we will generate sufficient funds from this offering to fund our operations.

We do not have a bank line of credit and there can be no assurance that any required or desired financing will be available through bank borrowings, debt, or equity offerings, or otherwise, on acceptable terms.

To the extent that future financing requirements are satisfied through the issuance of equity securities, investors may experience significant dilution in the net book value per share of common stock.

We do not know how many of the shares offered will be sold. Therefore, investors will bear the risk that we will accept subscriptions for a nominal number of shares and then be unable to exist as a going concern or accomplish our plans as discussed in the Use of Proceeds in this prospectus. If no shares, or a nominal number of shares are sold, our financial condition and our ability to continue as a going concern could suffer.

The market for artificial florals is extremely competitive and highly fragmented.

There are numerous companies in the industry selling products to retailers. Most of these companies are privately held and we are unable to precisely assess the size of our competitors or where we rank in comparison to such privately held competitors with respect to sales to retailers. No company is believed to control more than 10% of this market.

The principal competitive factors affecting the market for our products includes product quality, packaging, brand recognition, price and distribution capabilities. We compete with a variety of domestic and international suppliers of artificial florals, many of whom have substantially greater financial, distribution and marketing resources and have achieved a higher level of brand recognition than us. Increased competition could result in price reductions, reduced profit margins and loss of market share, all of which would have a material adverse effect on our business, financial condition and results of operations. See "Business of the Company -- Competition."

We are dependent on the services of key individuals and the loss of any of these individuals could significantly affect our ability to operate our business.

Our development and success is significantly dependent upon Joseph R. Bergmann, Chairman, President and Chief Executive Officer, as well as Regina M. Bergmann, Jerry Frenz, Joyce Bernard and Gail Scheel. We do not currently have key man insurance for any of these officers. Any loss of the services of these members of our senior management personnel could seriously harm our business.

We also believe that our success depends in large part on our ability to hire skilled managerial, sales, technical and administrative personnel whose talents are necessary in allowing us to develop our services and operate our business. We will need to hire a substantial number of additional people to allow us to implement our business plan. Because employees with these skills are in high demand, we anticipate encountering considerable competition in attracting those persons. As a result, we may experience a shortage of qualified personnel.

The success of our business plan requires the development and maintenance of an effective Internet website.

For our website to be perceived as a viable business tool, the website must provide accurate and timely information about the artificial florals industry in general and our products in particular, on a consistent, easy-to-use and reliable basis. We may not be successful in our plans to develop and maintain our website on such a basis. The performance of the website will depend upon the successful operation of the Internet, certain third parties and services, such as Internet service providers, Internet backbone providers and Web browsers. Users may experience difficulties resulting from system failures unrelated to our internal systems and services. If the Internet were to become regularly unavailable for many hours at a time, or if its ability to handle traffic loads were to deteriorate enough to cause frequent unavailability or slow response times, there would be less traffic to our website. Furthermore, the perception of the quality of our services could suffer.

We may be unable to protect our intellectual property rights.

Our success depends in part on our ability to protect our trademarks. We rely on trademark laws, trade secrets and confidentiality and other contractual provisions to establish and protect our proprietary rights. We own two trademarks that represent the majority of our products, "Living Silk/registered mark/" and "Forever Fresh/registered mark/" and may file for additional patents in the future. However, others may independently develop similar products, duplicate any of our products or use similar sounding trade names, and the trademarks may not provide us competitive advantages. Litigation, which could result in substantial costs and diversion of effort by us, may also be necessary to enforce any trademarks issued or licensed to us or to determine the scope and validity of third-party proprietary rights. Any such litigation, regardless of outcome, could be expensive and time consuming, and adverse determinations in any such litigation could seriously harm our business. We have not yet sought trademark protection for any of our marks in any country other than the United States. The laws of other countries vary with respect to intellectual property protection, and some jurisdictions may provide substantially less protection than those of the United States. As a consequence, our ability to protect our intellectual property and prevent competitors from using our intellectual property may be much more limited.

Ongoing Year 2000 problems could disrupt our business.

Prior to January 1, 2000, many computer systems and software products were coded to accept or recognize only two digit entries for the date. Those systems were subject to the risk that they would recognize a date using "00" as the year 1900 rather than the year 2000. We did not experience any known effects as a result of the year 2000 change-over. However, there may be software or hardware that our third party service providers or we rely upon that may have undetected or potential errors resulting from the inability to recognize the year 2000. To the extent that any such errors or potential errors may appear, our business and results of operations could be negatively affected.

We face risks from potential government regulation of the Internet.

We are subject to the same federal, provincial, state and local laws as other companies conducting business on the Internet. Currently, there are relatively few laws governing usage of the Internet or online services. However, due to the increasing popularity and use of the Internet and online services, it is possible that a number of laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. The applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, copyrights and other intellectual property issues, taxation, and personal privacy is uncertain and may take years to resolve. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Those laws that do reference the Internet, such as the recently passed Digital Millennium Copyright Act, have not yet been interpreted by the courts and their applicability and reach are therefore uncertain. We are not aware of any legal determination to date that has been made with respect to the applicability of state regulations to our online business and few precedents exist in this area. One or more states may attempt to impose regulations upon us in the future, which could harm our business. In addition, as the nature of the directory information requested by our users changes, we may become subject to new regulatory restrictions.

We Lack Independent Directors.

Our board of directors does not have any independent directors. As such, upon completion of the offering of the shares the sole director will continue to be Joseph R. Bergmann, the company's President. See "Management."

We indemnify our Directors and Officers

Our Articles of Incorporation and Bylaws require us to indemnify and hold harmless its directors and officers from and against and in respect of certain losses, damages, deficiencies, expenses or costs which may be incurred or suffered by such directors and officers as a result of their serving in such capacities with us. See "Certain Provisions of Florida Law and our Articles of Incorporation and Bylaws."

Risks Related to this Offering.

This is our initial public offering.

Currently, some of our shares that we originally sold as restricted securities in private placement offerings are now trading on the OTCBB under the symbol SIBO. The price of the securities offered herein may bear no relationship to the price of our shares traded on the OTCBB.

This is a best efforts offering.

This is a best-efforts offering. Unlike a firm commitment underwriting, no one will have any commitment to buy any of the shares being offered even after the registration statement becomes effective. There is no minimum amount of shares that we must sell in this offering and the proceeds from any sales will be immediately available to us. Therefore, the amount of funds available to us as a result of this offering will depend upon the success of the sales efforts of our officers, directors and employees, who will be selling the offering on our behalf. While no broker or dealer has been retained or is under any obligation to purchase any of these securities, we may use brokers or dealers in the event we experience trouble selling our shares and may pay a commission of up to 7% on such sales. In addition, we may pay a broker or dealer additional compensation in the form of a non-accountable expense allowance equal to up to 3% on such sales.

The market price for our shares could drop, making it more difficult to sell shares in this offering.

The offering price may drop below that at which our shares are trading on the open market, which could render us unable to sell shares in this offering. We are offering to sell shares at the price on the cover page of this prospectus, whereas the market price for our stock may vary significantly. If the market price for the shares drops below the offering price, prospective investors will likely choose to purchase shares on the open market rather than directly from us. If this happens, the amount of financing we receive from this offering will be significantly reduced and we may be unable to raise any funds from this offering. The trading price of our shares on the OTC Bulletin Board may decline below the price at which you are purchasing shares in this offering. We arbitrarily determined the purchase price of our shares for this offering. The price of the shares offered in this prospectus bears no relationship to our assets, book value, or net worth.

An established public trading market for our securities does not exist; any market for the securities which does develop may be illiquid.

We do not currently meet the requirements such as income, stockholders' equity and number of public shares outstanding, to have our shares listed on a U.S. stock exchange or the Nasdaq stock market. We will not meet these requirements immediately after the offering, and we may never meet them. We cannot give any assurance that we will achieve sufficient distribution or that we will be able to obtain the number of market-makers necessary to obtain a listing on the Nasdaq stock market.

We presently have our stock quoted on the OTC Bulletin Board. The OTC Bulletin Board is an electronic quotation medium used by subscribing broker dealers to reflect dealer quotations on a real-time basis. The over-the-counter market provides significantly less liquidity than the Nasdaq stock market. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers, unlike those for the Nasdaq stock market. Further, quotation entries on the OTC Bulletin Board may reflect an unpriced indicator of interest (such as "bid wanted" or "offer wanted" indicators) or unsolicited non-dealer interest. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain, and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. In addition, price quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As a result, an investment in our shares may be illiquid even if there is a market.

"Penny stock" regulations impose certain restrictions on marketability of securities.

The SEC has adopted regulations which generally define "penny stock" to be any equity security that is not traded on a national securities exchange or the Nasdaq, and that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The definition excludes the securities of an issuer meeting certain minimum financial requirements. Generally, these minimum thresholds would be met by an issuer with net tangible assets in excess of $2 million or $5 million, respectively, depending upon whether the issuer has been continuously operating for less or more than three years, or by an issuer with "average revenue" of at least $6 million for the last three years.

As long as we do not meet the relevant financial requirements and our common stock is trading at less than $5.00 per share on the OTC Bulletin Board, our securities are subject to the penny stock rules. These rules impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally, investors with a net worth in excess of $1,000,000 or an individual annual income exceeding $200,000, or, together with the investor's spouse, a joint income of $300,000). For transactions covered by the penny stock rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any non-exempt transaction involving a penny stock, the rules require, among other things, that the broker-dealer deliver an SEC mandated risk disclosure document relating to the penny stock market and the risks associated therewith prior to the transaction. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative as well as current quotations for the securities. If the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, the broker-dealer must send monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of our shareholders to sell their securities in the secondary market.

We have arbitrarily determined the offering price.

We have arbitrarily determined the price for the common stock offered in this offering. Since a principal underwriter has not been engaged to offer the securities, our establishment of the offering price of the shares has not been determined by negotiation with an underwriter as is customary in underwritten public offerings. The offering price does not bear any relationship whatsoever to our assets, earnings, book value or any other objective standard of value.

You will incur immediate and substantial dilution.

This offering involves immediate and significant dilution. The purchase price of the common stock offered hereby will exceed the net tangible book value of the common stock immediately following this offering. We could issue additional stock, warrants, options, or convertible securities, which could have a further dilutive effect on shareholders. See "Dilution."

The volume of shares eligible for sale could impair our stock price.

Of the 6,250,000 shares of common stock outstanding as of the date of this prospectus, 4,435,812 were issued and sold by us in private transactions and are restricted securities within the meaning of Rule 144 under the Securities Act, and 1,814,188 shares are currently free trading. All of the shares sold through this registration statement will be eligible for resale in the open market. Even without an effective registration statement, all of the restricted shares, including shares held by affiliates, will be eligible for resale under U.S. federal securities laws commencing in April, 2000, in the open market, if any, subject to the volume restrictions and other conditions of Rule 144. In general, under Rule 144, every three months a person may sell up to one percent of our outstanding shares. These factors may make it more difficult for us to raise funds through future offerings of common stock.



                                 USE OF PROCEEDS

If the entire offering is sold, the net proceeds from the sale of the common stock, after deducting expenses, are estimated to be approximately $9,935,000. The net proceeds have been calculated using an initial public offering price of $2.00. There is no guarantee that we will receive any proceeds. We expect to use the net proceeds over a 12-month period in approximately the following amounts and percentages:

To expand inventory ..................................................$2,000,000
To increase accounts receivable.......................................$2,000,000
To provide for general corporate purposes, including working capital, potential acquisitions and strategic partnerships(1)........$5,935,000

Total ......................................................$9,935,000

(1) Although we have allocated a portion of the net proceeds for potential acquisitions, we are not in negotiations regarding, nor do we have any agreements or understandings with respect to, any acquisitions.

Although we have allocated the net proceeds of this offering among these various uses, the amounts actually expended for any of the above purposes may vary if our needs or strategies change after the offering. Pending such use, we intend to invest the net proceeds in short-term investment grade, interest-bearing securities.

                      MARKET PRICE AND DIVIDEND INFORMATION

     Our common stock has traded on the over-the-counter Bulletin Board under the symbol SIBO since April 2000. The high and low closing bid prices for our common stock from April 13, 2000 to June 1, 2000 was a high of $5.00 and a low of $1.50. These prices also reflect inter-dealer quotations, without retail mark-up, mark-down or commissions and may not represent actual transactions.

As of June 1, 2000, we have a total of 87 holders of our common stock.



Dividends

We have never paid or declared any cash dividends on our common stock and do not intend to pay dividends on our common stock in the foreseeable future. We presently expect to retain our earnings to finance the development and expansion of our business. The payment of dividends, if any, on our common stock in the future is subject to the discretion of the Board of Directors and will depend on our earnings, financial condition, capital requirements and other relevant factors. See "Description of Securities."

                                    DILUTION

         The following table presents certain information concerning the net tangible book value of the Company's common stock as of February 29, 2000, as adjusted to reflect the sale of 5,000,000 shares offered hereby:

                                                                   25% of offering          100% of offering
                                                                   ---------------          ----------------
         Public offering price per share                                       $ 2.00                 $ 2.00
         Net tangible book value per share before offering (1)    $ (0.01)                $ (0.01)
         Increase in net tangible book value attributable
           to cash payments made by purchasers of
           the shares offered hereby (2)                             0.32                    0.89
                                                                  -------                 -------
         Net tangible book value per share after offering                        0.31                    0.88
                                                                               ------                  ------
         Dilution to new shareholders (3)                                      $ 1.69                  $ 1.12
                                                                               ------                  ------

(1) Net tangible book value per share is determined by dividing the number of shares of common stock outstanding into the total tangible assets less total liabilities of the Company.
(2) Net of expenses of this offering expected to be $65,000.
(3) Dilution means the difference between the public offering price and the net tangible book value per share after giving effect to the offering.

     The following table presents the relative share purchases, percentage of equity ownership in the Company, percentage of total capital invested, and the average cost per share to the owners after giving effect to the sale of the common stock offered hereby:

                                                                 Percentage
                                                    Percentage    of total        Average
                                     Shares         of equity      capital         price
                                    purchased       ownership     invested       per share
                                    ---------       ----------   ----------      ---------
New stockholders                    5,000,000           44%         100%          $2.00
Present stockholders                6,250,000           56%           0%          $  --  (1)

(1) Since cash was not paid for the shares outstanding and instead expensed as compensation, no capital was invested by present stockholders.

                                 CAPITALIZATION

     The following tables sets forth the capitalization of the Company at May 31, 2000, adjusted to give effect to the sale of the shares offered hereby, assuming shares offered are sold:

Capitalization if 25% of the shares offered are:

                                                                   Outstanding       As Adjusted
                                                                  ------------      ------------
Short - Term Debt:
     Advances on corporate credit cards                           $     19,505      $     19,505
                                                                  ============      ============
Long - Term Debt:                                                 $         --      $         --
                                                                  ------------      ------------
Stockholders' Equity:
     Series A preferred stock, $.001 par value, 1,900 shares
         authorized, issued and outstanding                                  2                 2
     Preferred stock, $.001 par value, 4,988,100 authorized,
         none issued and outstanding                                        --                --
     Common stock, $.001 par value, 25,000,000 shares
         authorized, 6,250,000 shares issued and outstanding,
         (7,500,000 shares as adjusted)                                  6,250             7,500
     Additional paid-in capital (1)                                    671,460         3,106,460
     Retained deficit                                                 (702,482)         (702,482)
                                                                  ------------      ------------
                                                                       (24,770)        2,411,480
                                                                  ------------      ------------
Total Capitalization                                              $    (24,770)     $  2,411,480
                                                                  ============      ============

Capitalization if 100% of the shares offered are:

                                                                   Outstanding       As Adjusted
                                                                  ------------      ------------
Short - Term Debt:
     Advances on corporate credit cards                           $     19,505      $     19,505
                                                                  ============      ============
Long - Term Debt:                                                 $         --      $         --
                                                                  ------------      ------------
Stockholders' Equity:
     Series A preferred stock, $.001 par value, 1,900 shares
         authorized, issued and outstanding                                  2                 2
     Preferred stock, $.001 par value, 4,988,100 authorized,
         none issued and outstanding                                        --                --
     Common stock, $.001 par value, 25,000,000 shares
         authorized, 6,250,000 shares issued and outstanding
         (11,250,000 shares as adjusted)                                 6,250            11,250
     Additional paid-in capital (1)                                    671,460        10,606,460
     Retained deficit                                                 (702,482)         (702,482)
                                                                  ------------      ------------
                                                                       (24,770)        9,915,230
                                                                  ------------      ------------
Total Capitalization                                              $    (24,770)     $  9,915,230
                                                                  ============      ============

(1)  Net of expenses of of the offering estimated to be $65,000.

                             DESCRIPTION OF BUSINESS

Introduction

We develop, market and distribute artificial flowers and artificial florals arrangements. We market these products under the "Silk Botanicals", "Living Silk/registered mark/" and "Forever Fresh/registered mark/" names. We market and sell these products to gift retailers, decorative accessory retailers, and the hospitality industry.

We import the artificial foliage and flowers primarily from Taiwan, Hong Kong and the Peoples Republic of China. We purchase artificial flowers from United States ("US") based importers and US subsidiaries of foreign companies located in the US. Glassware is purchased from domestic manufacturers.

Our silk botanical products are produced by JRB Enterprises, Inc. under a Manufacturing Agreement. JRB Enterprises, Inc. is a manufacturer and assembler that primarily sell its assembled products through its approximately 25 retail stores and to Silk Botanicals.Com, Inc. Joseph R. Bergmann controls JRB Enterprises, Inc. and us. We operate as a stand alone business. We have instituted numerous firewalls to prevent commingling of the businesses through such practices as separating office and warehouse space, maintaining separate inventories, and separating accounting functions.

JRB Enterprises, Inc. had attempted previously to address the local wholesale markets in Florida. Over the past four years, JRB Enterprises began cultivating a business relationship with several nationally known retail corporations. The test marketing efforts were primarily with locations in South Florida, which generated aggregate sales at wholesale for these accounts in excess of two million dollars. We plan to target these wholesale markets on a national scale. We were formed to separate the wholesale supplier business from the retail stores operated by JRB Enterprises, Inc. and to establish ourself as a wholesale supplier to retail operations nationally.

We are primarily a design, marketing sales and distribution company which has other companies manufacture products to our specifications. We were formed in November, 1998, under the name of Diversified Restaurant Holdings, Inc., ("DRHI"), a Florida corporation. In April, 1999, DRHI, acquired JRB Marketing of South Florida, Inc., a Florida corporation incorporated in 1996, and in August, 1999, we changed our name to Silk Botanicals.Com, Inc.

Independent research by Jacobs, Jenner & Kent of Baltimore, Maryland in their study on Permanent Florals Products Industry, has revealed three opportunities which we have and will continue to address: (1) there is little awareness of artificial florals brands among consumers, (2) merchandise with retail prices less than $30 is the preferred choice for retailers and their customers, and (3) gift boxes enhance merchandising. We plan to embark on a program to build brand awareness, develop three product lines targeting three distinct markets - gift retailers, decorative accessories retailers, and the hospitality industry - and are developing gift boxes for select products.

Our Products.

We have developed over 200 flowers, florals and greenery arrangements and a special gift box for our line of bud vase arrangements. We believe the gift box will be well accepted by national gift and retail store chains and plan to develop gift boxes for other vases in our product lines.

Arrangements are sold as get well gifts by hospital gift shops and as gifts for birthdays, anniversaries, Christmas, Chanukah, Valentines Day, Easter and Mother's Day. Styles retailing for $20.00 to $50.00 have been strong sellers for these markets. We further believe that the quality of the product will enable customers to overcome any reluctance to buying artificial flowers. In addition, styles priced from $58.00 to $198.00 are sold as decorative accessories and house warming gifts for the consumer and decorative accents for the hospitality industry. We plan to develop new products that would be less seasonal.

We will continue to diversify to meet retailers' demands for quality and value. The products will create revenue streams as follows:

BASIC LINE. The basic line is drawn from the existing unboxed designs, sold and shipped in bulk. These are inexpensive and serve as the opening price point for gift stores. We believe that this product sells especially well for tabletop displays, for parties, and to the hospitality market.

FOREVER FRESH/registered mark/ GIFT BOXED LINE: This line is the Forever Fresh arrangements packaged in a branded window gift box. Benefits to the retailer include Uniform Product Code ("UPC") labels for inventory and Point of Sale ("P.O.S."), reduction of breakage, and enhanced on shelf merchandising. Wholesale prices range from $8.00 to $14.00 and retail from $16.00 to $30.00 per unit. This product line includes some of the following.

         /bullet/ Special Occasion merchandise (Easter, Valentine's Day,
                  Birthday, Get Well, and for special people, Wives, Mothers, Teachers.
         /bullet/ Twin-pack boxed gifts will also be tested, i.e., small florals vase with candle.
         /bullet/ Special seasonal arrangements, country arrangements, exotic florals and greenery.

CATALOG PROGRAM SALES. Catalog program sales are basic line and custom products that are suitable for "drop shipping". Our products have appeared in upcoming Smithsonian Institute and Touch of Class catalogs. We continually seek new and diversified catalogs to carry our products.

GENERIC/PRIVATE LABEL GIFT BOXED PRODUCT. We will develop our own package line of 10-12 permanent florals gifts in private label windowed gift boxes with seasonal designs.

SIGNATURE SERIES. Our design staff is developing our signature line of large florals arrangements. These arrangements will wholesale for $100.00 to $300.00. Upon completion of this line it will be released and marketed to home accessories retailers and hospitality providers through manufacturers representatives. Other designer containers will be introduced that will enhance the silk flowers and fit into custom interiors.

Our Competition.

The artificial florals industry is competitive but highly fragmented with many small players in the manufacturing end. Therefore, we believe that an opportunity exists for our product lines to compete in this industry. We are not aware of any competitor that has a 10% or greater market share in the industry.

Our primary competitors are other assemblers, importers and distributors. Some of these competitors focus on price and others specialize in a particular product segment. We compete primarily on the basis of merchandising, high quality product lines, supply dependability, price and brand name recognition. Our competitors are not focused on the gift industry and have not developed products targeting the gift industry, nor have they developed packaging to gift industry standards.

The barriers to entry to our industry are relatively low. We believe, however, that attaining success in the industry is difficult but that we have competitive advantages, including our ability to fill orders quickly and completely and provide a high level of customer service, high quality products, competitive prices and brand names. We believe the industry does not have a single dominant retailer or wholesaler of high quality artificial greenery and flower arrangements. To date, the only other importer, manufacturer or distributor of artificial flowers whose shares are publicly traded is Celebrity, Inc. (FLWR).

Sales and Marketing.

We market our products using the "Forever Fresh/registered mark/ and "Living Silk/registered mark/ trademarks, which are licensed for thirty-six (36) years. We believe we have found a niche in the gift industry. According to Retail Industry Indicators in 1997, gift and general merchandise is a $49 billion market annually in the United States. The overall target market for products is composed of almost 200,000 stores, including general merchandise stores, catalog and mail orders, florists, gift stores and furniture and home furnishing stores. We intend to build a national base of gift stores and develop relationships that have been recently forged with several regional and national chains. Our marketing efforts will be through trade shows, direct mail, telemarketing, targeted e-mail, and the use of sales representatives. We believe, however, that a high percentage of sales will be obtained through our web site, www.silkbotanicals.com, which is presently in operation For this reason, we included the .Com" in our corporate name to indicate our entrance into e-commerce marketing and sales.

Customer Base.

The sales and marketing plans take into account our desire to expand operations both financially and geographically. We will continue to build on the solid base of 2,000+ customers who were the wholesale customer base of Forever Fresh /registered mark/. These customers were acquired through JRB Marketing of South Florida, Inc.'s License Agreement with Forever Fresh, Inc. and by virtue of cobranding Forever Fresh /registered mark/ silk florals products. Any sales of products to this customer base were "wholesale" and were not part of any retail store customers of JRB Enterprises, Inc. The retail store customer list has no value to us. We are targeting "wholesale customers" and the vast majority of the customer base is in states or regions not served by the JRB enterprises retail stores. We continue to receive repeat purchases on a daily basis from the Forever Fresh /registered mark/ and Living Silk /registered mark/ customer base through phone and fax orders. We have also sent our mailings to this customer base for seasonal specials such as Valentine's Day and have received reorders as a result of these efforts. Repeat business from the existing customer base is generated at trade shows, as customers are familiar with the name Forever Fresh /registered mark/ because of past purchases. The sales revenue of $112,462 for the nine months ended February, 2000 were wholesale customers only. These customers were solicited through sales representative, regional showrooms and mailings of brochures and catalogs. The product sales mix consisted of approximately 1/3 florals arrangements, 1/3 greenery arrangements, and 1/3 natural trunk trees. These sales do not represent any sales by JRB Enterprises retail stores, and are sales that would not have otherwise been captured by these retail stores. With additions to the sales force, enhanced trade show schedules, print advertising, direct mail programs, product development and the web site, we believe that we will increase revenue and market share over the next twelve months.

Our Employees.

We currently employ six part-time and six full-time employees. We anticipate increasing our staff with six new employees at the end of June 2000 and with an additional ten new employees by March 2001. Our key employees are Joseph R. Bergmann, President, Chief Executive Officer and Director; Regina M. Bergmann, Director of Personnel; Jerry Frenz, Controller; Gail Scheel, Director of Advertising and Marketing; and Joyce Bernard, Merchandising Manager.

Our business facilities.

Our administrative, warehousing and distribution facilities are located at 955 and 975 South Congress Avenue in Delray Beach, Florida.

We subleased approximately 2,000 square feet of furnished office space and warehouse facilities from JRB Enterprises, Inc. This space has been specifically identified and designated for us.

We plan to continue to sublease this space until May 2001 at a fixed cost of $1,667 per month. The Sublease allows for two five-year renewal options.

Our tangible property consists of computer equipment and software which is located in its office space.

We believe that these facilities are adequate for the foreseeable future.

                                PLAN OF OPERATION

We expect that the proceeds of this offering will be sufficient to satisfy our cash needs for the next twelve months. In addition, we have obtained special 180-day financing terms with suppliers for immediate product and supply purchases.

For the fiscal year ended May 31, 1999, we had no revenues. Expenses of $694,688 consisted of $671,460 for the issuance costs of securities and $23,228 for general administrative expenses.

There are no future capital transactions planned or agreements in place between JRB Enterprises, Inc. and us.

The funds from this offering will be used to expand marketing efforts to include gift retailers in the western United States and in the hospitality industry, develop and expand our web site, develop additional product and marketing materials to enable the company to separately target the gift and decorative accessories market, increase inventories and accounts receivables, develop new products, and increase its marketing staff to expand into new markets.

Our Initial Marketing Activities.

Since our inception under the name of JRB Marketing of South Florida, Inc., we have:

     1. Conducted market research;
     2. Developed products;
     3. Identified suppliers;
     4. Purchased an existing customer base from Forever Fresh/registered mark/;
     5. Purchased marketing rights and registered trademarks;
     6. Began the development of a major web site; and
     7. Planned to position ourself to market our products worldwide

Because we were a development company, these earlier marketing activities to enter the wholesale market were conducted with JRB Enterprises, Inc. on a test basis in the local Florida markets. Based on early results, JRB Enterprises, Inc. increased its manufacturing capabilities in an effort to become a major supplier of an expanded line of finished products. These products can be designed, assembled and packaged to the specifications of major wholesale accounts. All sales and costs to expand the product line were accounted for and recorded by JRB Enterprises, Inc.


Product Development Activities.

 Much of the efforts since inception have been on product design and development. The design staff studies competitive fresh cut and artificial arrangements, researches new sources of stems and vases, surveys retailers and end users for preferences, and tests prototypes in focus groups and by sampling. Our design staff has developed and refined over 200 arrangements by communicating with customers and by attending silk and fresh flower trade shows.

As the product line has been refined, the focus has shifted to packaging and merchandising. Although competitors offer similar products we are not aware of any that have focused their energies on developing a brand, marketing to the gift market and responding to the packaging requirements of this market.

Market Development Activities.

We will continue to cater to the needs of gift retailers and expand our marketing efforts to include the western half of the United States. By May 31, 2000, our products will be sold and shipped to three major national as well as three major regional accounts. These customers recorded total annual retail sales in excess of a billion dollars each. By May 31, 2001, national accounts are expected to reach a total of six. Our plan is to target the following five segments of the market:

       /bullet/ Independent Gift Shops. Businesses that own/operate one or two retail locations;
       /bullet/ Strand Gift Businesses. Companies that own/operate from three to twenty-five retail locations;
       /bullet/ Chain Stores. Companies that own a nationally or regionally recognized retail gift business;
       /bullet/ Catalogs. Companies that sell products directly to consumers via direct mail catalogs; and
       /bullet/ Department Stores. We have to work closely with department stores, rather than discounters, to develop products to meet their specifications.

By identifying and categorizing the prospect list, current sales presentations will be modified and new presentations developed to meet specific needs of current and future customers. Secondary target markets will continue to include home furnishings retailers, hotels and restaurants, corporate gifts and furnishings, and the military (exchanges, commissaries and officer clubs).

Our Sales and Marketing Focus.

We will focus our attention on the following marketing tactics:

/bullet/ Gift Industry Trade Shows. The gift and general merchandise industries purchase approximately $1 billion of products at gift trade shows each year. Buyers prefer to view the merchandise in person.

/bullet/ High Point, NC, Furniture Show. Furniture stores represent a projected
         14% of our sales, making attendance at this show cost effective. We anticipate participation in other furniture shows as well.

/bullet/ ALA Military Trade Show. The ALA Military Trade Show is the annual, exclusive buying show for military bases and exchanges. It represents the only opportunity to show and sell products to this lucrative business category. Forever Fresh/registered mark/ and the Department of the Air Force finalized a non-appropriated funds contract in the Fall of 1999 enabling us to provide artificial florals arrangements to all military installations.

/bullet/ Restaurant Supply Trade Shows. We have initiated a search to retain a sales organization that targets restaurants and hotels. Trade shows will be an important component of the sales efforts.

/bullet/ Sales Representatives. Independent sales organizations sell products though road sales and trade shows. We have signed contracts with representative companies that maintain permanent showrooms in Atlanta, Columbus, and Chicago for the east coast of the United States. We plan to increase representation on the west coast with representatives who can provide quality temporary or permanent show space.

/bullet/ Color Catalogs. Full color catalogs have been produced for both Forever
         Fresh/registered mark/ and Living Silk/registered mark/. These are being used to sell the most important and popular designs in both lines.

/bullet/ Direct Mail. Holiday and seasonal product designs will be presented to existing customers and prospects through direct mail. Trade show schedules and special events are also announced through direct mail.

/bullet/ Telemarketing. We plan to contact our customer base at least four times a year. Two of the calls will be used for pre-show marketing and the other two calls will sell specific holiday packages (the Valentine's Day and Mother's Day collections). Additionally, all direct mail recipients will receive a follow-up call.

/bullet/ Our Web Site. We plan to develop fully our Web site, www.silkbotanicals.com. The site has been operational since February, 2000. We will display our product lines and accept order through our site, as well as provide information on the company for potential investors.


                             PRINCIPAL STOCKHOLDERS

The following tables set forth certain information regarding the beneficial ownership of our common stock as of June 1, 2000 by (i) each person or entity known by us to be beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director and named executive officer, and (iii) all directors and executive offices as a group.

Common               Joseph R. Bergmann(1)     4,042,687 shares(2)       64.7%
Par Value $.001      975 S. Congress Ave.      President & Director
                     Delray Beach, FL

Common               Directors & Officers      4,042,687 shares(2)       64.7%
Par Value $.001      As a group

(1) Mr. Bergmann is the President, CEO and sole director of the company.
(2) Of this number, 1,042,688 shares are issued to Joseph R. Bergmann IRA


                                   MANAGEMENT

JOSEPH R. BERGMANNN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR: Mr. Bergmann currently oversees the entire operation of the company. He is responsible for merchandising of products, as well as the formation and implementation of the company's marketing plans. From 1990 to the present, Mr. Bergmann has also been the President and CEO of JRB Enterprises, Inc. From 1986 to 1989, he was President of Jewelmasters, Inc., a publicly held fine jewelry company. He also served as Senior Vice President of Federated Department Stores. He is a graduate of Queens College in New York.

REGINA M. BERGMANNN, DIRECTOR OF PERSONNEL. Ms. Bergmann currently serves as the Company's Director of Personnel and participates in the daily operations of the business. She has also been Director of Personal for JRB Enterprises, Inc. since September 1995. From October 1990 to the present, Ms. Bergmann has served as the Corporate Secretary and a Director of JRB Enterprises, Inc.

JOYCE BERNARD, MERCHANDISING MANAGER. Ms. Bernard currently has direct responsibility for the Company's purchasing, inventory control and shipping functions. She also serves as Merchandise Manager for JRB Enterprises, Inc. since 1996 where she oversees the manufacturing functions as well. Ms. Bernard was a District Manager for JRB Enterprises, Inc. from 1994 and a store manager for Silk, Silk, Silk from 1993 to 1994. With over 15 years' experience in the florals industry, Ms. Bernard also held various positions with Ben Franklin Stores, Inc.

JERRY FRENZ, CONTROLLER. Mr. Frenz is responsible for the financial reporting as well as budgeting cash management and special product analysis. He also serves as the Controller for JRB Enterprises, Inc. since April 1994. Mr. Frenz has over 25 years of experience in key financial management positions including Controller and Director of Accounting. Mr. Frenz began his career in public accounting as a Certified Public Accountant with Arthur Andersen & Co. He held various financial management positions at two multi-billion dollar companies, Case and FPL Group, Inc. and received his accounting degree at the University of Wisconsin, Whitewater.

GAIL SCHEEL, DIRECTOR OF ADVERTISING AND MARKETING. Ms. Scheel is responsible for the Company's advertising programs including media analysis and selection, advertising scheduling and advertising promotion. Ms. Scheel also serves as the Director of Advertising and Marketing as well as for Store Operations for JRB Enterprises, Inc. since October 1990. Ms Scheel majored in Marketing at DePaul University.

FAMILY RELATIONSHIPS. Joseph R. Bergmann, President, Chief Executive Officer and Director and Regina M. Bergmann, Director of Personnel are husband and wife.

                             EXECUTIVE COMPENSATION

The table below summarizes the annual compensation for services in all capacities to the company for the (i) person(s) serving as our Chief Executive Officer; and (ii) our four most highly compensated executive officers other than the CEO for the last fiscal year:

NAME              TITLE             SALARY/FISCAL YEAR      BONUS     AWARDS

Joseph R. Bergmann         President        $35,000.00      NA        NA

(ii) Not applicable

Joseph R. Bergmann is also an officer and director of JRB Enterprises, Inc. Together we and JRB Enterprises, Inc. have engaged in numerous transactions including, but not limited to, the Manufacturing Agreement, the Sub-Lease Agreement, and a Licensing Agreement. Mr. Bergmann's role in these transactions was to negotiate and procure the Agreements and he received no compensation save for his income received in the ordinary course of business.

For the Officers and Directors of JRB Enterprises, Inc. the following outlines compensation received for the last three fiscal years:

NAME                       TITLE            YEARS          COMPENSATION PER YEAR

Joseph R. Bergmann         Director         1996-98                0
Joseph R. Bergmann         President        1996-98                $150,000

Regina M. Bergmann         Director         1996-98                0
Regina M. Bergmann         Secretary        1996-98                $  25,000

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 9, 1999, Diversified Restaurant Holdings, Inc. acquired JRB Marketing of South Florida, Inc. from Joseph R. Bergmann in a stock for stock exchange, which gave control of Diversified Restaurant Holdings, Inc. to Mr. Bergmann. In August, 1999, we changed our name to Silk Botanicals.Com, Inc.

We purchase our silk botanical products from JRB Enterprises Inc., which is owned by our president and majority stockholder. On April 1, 1999, JRB Marketing of South Florida, Inc. entered into a manufacturing and distribution agreement with JRB Enterprises, Inc., for a term of six years with the right to extend the term for six additional terms. According to the agreement, JRB Enterprises, Inc. invoices us for products and distribution of the products at rates to be negotiated periodically between JRB Enterprises and us.

Additionally, we share office facilities, certain office equipment and certain employees with JRB Enterprises, Inc. At May 31, 1999, we had issued 1,900 shares of preferred stock to JRB Enterprises, Inc. for the license rights to the trademark "Living Silk/registered mark/" and certain manufacturing processes. We owed JRB Enterprises, Inc., $101,353 at May 31, 1999, and $183,089 at February 29, 2000 for the purchase of inventory, a computer and software, and monies JRB Enterprises, Inc. had advanced in acquiring the trademark and manufacturing process rights to the Forever Fresh/registered trademark/line of florals arrangements.

Currently, JRB Enterprises, Inc., also controlled by Joseph R. Bergmann, President and majority stockholder of our company, is one of our primary suppliers.

We also order our supplies from the following companies, which are not related to us, JRB Enterprises, Inc. or Mr. Bergmann:

        Private label florals cleaning products - S.S.G. Inc.
        Company designed faux stone planters - Millennium Designs
        Company designed table top vases, urns & containers - Pompadour Products

Additional manufacturers and potential supplier will be identified through the company's participation in industry trade shows and exhibits.

On April 10, 1999 we entered into an exclusive license agreement to market and distribute artificial greenery and florals arrangements with Living Silk/registered mark/ and Silk Botanicals trademarks owned by JRB Enterprises, Inc. Additionally, the license agreement granted us the exclusive right to use the manufacturing process of the Living Silk /registered mark/ and Silk Botanicals products. As consideration for the license agreement we issued preferred stock to JRB Enterprises, Inc. We further agreed to pay JRB Enterprises, Inc. royalty payments of 5% of the net amount invoiced by us or any affiliate, for Living Silk /registered mark/ or Silk Botanicals products invoiced to any third party during the initial six year term. For additional periods of up to six, six year terms, we agreed to pay one quarter of one percent (.25%) of its net sales per annum for all Living Silk /registered mark/ and Silk Botanicals products sold to any third party.

                            DESCRIPTION OF SECURITIES

We are authorized to issue 25,000,000 shares of common stock $.001 par value, each share of common stock having equal rights and preferences, including voting privileges. As of June 1, 2000, 6,250,000 shares of common stock were issued and outstanding.

We are authorized to issue 5,000,00 shares of preferred stock at $.001 par value. As of June 1, 2000, 1,900 shares of preferred stock were issued and outstanding. The preferred shares were designated and issued upon such terms and conditions as the Board of Directors determined appropriate and as more particularly defined in the Board of Directors Resolution dated April 10, 1999. The terms and conditions stated the following: a) payment of a quarterly dividends at the annual rate of 6.0%; b) said dividends to be cumulative and have priority over the common stock; and the preferred stock will have a value of $100.00 per share. No additional shares of preferred stock have been issued. If additional shares are issued, the conditions that may be set by the Board of Directors include but are not limited to the entitlement of the holders of the preferred shares to (a) cumulative, non-cumulative or partially cumulative dividends, (b) the preference over any other class or classes of shares as to the payment of dividends, (c) the preference in the assets of the corporation over any other class or classes of shares upon the voluntary or involuntary liquidation of the corporation, (d) the convertibility, if any, into shares of any class or into shares of any series of the same or other class, and (a) voting rights, if any.

Indemnification of directors and officers

Our Articles of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Florida law. Florida law presently provides that in the case of a nonderivative action (that is, an action other than by or in the right of a corporation to procure a judgment in its own favor), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

With respect to derivative actions, Florida law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Indemnification is not permitted to be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court shall determine.

Insofar as indemnification for liabilities arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for distribution to the public.

This offering is being made directly by the Company through this prospectus, under the direction of Joseph R. Bergmann, the Company's President and CEO. The Company will publish announcements of the offering in its catalogs, newsletters and Internet web site, and will mail and e-mail copies of the announcement to its shareowners, customers and inquirers. The announcements will provide the very limited information permitted under applicable securities laws and will give the Company's telephone number, mailing address and e-mail address for requesting this Prospectus. Similar announcements will be published in other selected media and mailed to other selected individuals. The Prospectus will be accompanied by a Share Purchase Agreement, attached hereto as Appendix A, and a return envelope. The electronic prospectus will be available on line at the Company's web site with a printable version of the Share Purchase Agreement. Assistance in connection with the offering will be available from the selling agents, if any; and from Joseph Bergmann, President of the Company.

Compensation will be paid only to any registered securities broker-dealer selected by the Company as a selling agent, and then only as a percent of the offering price. No compensation related to sales of shares will be paid to any of our employees. We will indemnify the selling agents against liabilities for claimed misstatements or omissions in this Prospectus.

Only residents of those states in which the Common Stock offered hereby has been qualified for sale under applicable securities or Blue Sky laws may purchase shares in this offering. Each potential investor will be required to execute a Share Purchase Agreement, attached hereto as Appendix A, which, among other things, requires the potential investor to certify his or her state of residence. A potential investor who is a resident of a state other than a state in which the Common Stock offered hereby has been qualified for sale may request that we register the shares in the state in which such investor resides; however, the Company is under no obligation to do so and may refuse any such request.

Shares may be purchased by completing and delivering our Share Purchase Agreement, attached hereto as Appendix A, along with the purchase price by check to our offices. Within 10 days after its receipt of a Share Purchase Agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted by us.

The offering will begin on the date of this Prospectus and continue until either all of the Shares have been sold or the Company terminates the offering.

                                  LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for the Company by Hackney & Miller, P.A., N. Palm Beach, Florida.

                                     EXPERTS

The financial statements as of May 31, 1999, included in this prospectus have been so included in reliance on the report of Sweeney, Gates & Co., independent certified accountants, given on the authority of that firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

Silk Botanicals, a Florida corporation has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act for the registration of the shares of Common Stock offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and exhibits and schedules thereto for further information with respect to the Company and the securities to which this Prospectus relates. Statements made herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Items of information omitted from this Prospectus but contained in the

Registration Statement may be inspected without charge at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.

Upon consummation of the offering of the Common Stock, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, and at the Commission's New York Regional Office, 26 Federal Plaza, New York, NY 10007, and it Chicago Regional Office, Everett McKinley Dirksen Building, 219 South Dearborn Street, Room 1204, Chicago, ILL 60604. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission also makes electronic filings publicly available on the Internet within 24 hours of acceptance. The Commissions Internet address is http://www.sec.gov. The Commission website also contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission.

The Company intends to deliver annual reports to the holders of its securities, which will contain, among other information, audited financial statements examined and reported upon by its independent certified public accountants.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Silk Botanicals.Com, Inc.


We have audited the accompanying balance sheet of Silk Botanicals.Com, Inc., (a development stage company), as of May 31, 1999, and the related statements of operations, stockholders' deficit and cash flows for the years ended May 31, 1999 and 1998 and for the period from October 2, 1996 (inception) to May 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silk Botanicals.Com, Inc., Inc. (a development stage company), as of May 31, 1999, and the results of its operations and its cash flows for the years ended May 31, 1999 and 1998 and for the period from October 2, 1996 (inception) to May 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. In addition, the Company is significantly dependent on its Manufacturer. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                       Sweeney, Gates & Co.


Ft. Lauderdale, FL
August 11, 1999

                            SILK BOTANICALS.COM, INC.
                          (a development stage company)
                                  BALANCE SHEET
                                  May 31, 1999


ASSETS

Current assets:
   Inventory                                                        $  57,353
                                                                    ---------
    Total current assets                                               57,353

Property and equipment, net                                             1,500

License rights, net of valuation allowance                             42,500
                                                                    ---------
                                                                    $ 101,353
                                                                    =========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                                 $  21,414
   Accounts payable due to related party                              101,353
                                                                    ---------
    Total current liabilities                                         122,767
                                                                    ---------
Stockholders' deficit:
   Series A preferred stock, $.001 par value, 1,900 shares
    authorized, issued and outstanding                                      2
   Preferred stock, $.001 par value, 4,998,100 authorized,
    none issued and outstanding                                            --
   Common stock, $.001 par value, 25,000,000 shares authorized,
    6,250,000 shares issued and outstanding (Note 7)                    6,250
   Additional paid-in capital                                         671,460
   Deficit accumulated during the development stage                  (699,126)
   Retained deficit                                                        --
                                                                    ---------
    Total stockholders' deficit                                       (21,414)
                                                                    ---------
                                                                    $ 101,353
                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                            SILK BOTANICALS.COM, INC.
                          (a development stage company)
                            STATEMENTS OF OPERATIONS

                                                                           Period from
                                                                           October 2,
                                                                              1996
                                                                           (inception)
                                                                             through
                                               Years ended May 31,           May 31,
                                              1999             1998            1999
                                          -----------      -----------     -----------

Revenues                                  $        --      $        --     $        --

Cost of goods sold                                 --               --              --
                                          -----------      -----------     -----------
Gross profit                                       --               --              --
                                          -----------      -----------     -----------
Operating expenses:
   Securities issuance costs (Note 7)         671,460               --         671,460
   General and administratve                   23,230               --          27,666
                                          -----------      -----------     -----------
                                              694,690               --         699,126
                                          -----------      -----------     -----------
Net loss                                     (694,690)              --        (699,126)

Preferred dividend requirement                     --               --              --
                                          -----------      -----------     -----------
Net loss available to common
   shareholders                           $  (694,690)     $        --     $  (699,126)
                                          ===========      ===========     ===========
Net loss per share of common stock:
   Basic and diluted                      $     (0.14)     $        --
                                          ===========      ===========
Weighted average number of common
   shares outstanding                       4,865,095        4,435,813
                                          ===========      ===========

                            SILK BOTANICALS.COM, INC.
                          (a development stage company)
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                          Deficit
                                                                                                        accumulated
                                                Preferred Stock         Common Stock        Additional  during the
                                              -------------------  -----------------------    paid-in   development
                                              Shares      Amount     Shares        Amount     capital      stage        Totals
                                              ------    ---------  ---------     ---------  ----------  -----------   ---------
Balance at October 2, 1996 (inception)           --     $      --         --     $      --   $      --   $      --    $      --

   Issue founders shares ($.001 per share)       --            --  4,435,813         4,436          --          --        4,436

   Net loss                                      --            --         --            --          --      (4,436)      (4,436)
                                              -----     ---------  ---------     ---------   ---------   ---------    ---------
Balance, May 31, 1997                            --            --  4,435,813         4,436          --      (4,436)          --

   Net loss                                      --            --         --            --          --          --           --
                                              -----     ---------  ---------     ---------   ---------   ---------    ---------
Balance, May 31, 1998                            --            --  4,435,813         4,436          --      (4,436)          --

   Issuance of preferred stock                1,900             2         --            --          --          --            2
   Issuance of stock to additional
    founding stockholders                        --            --    335,187           335          --          --          335
   Issuance of stock in a 504 offering           --            --  1,452,750         1,453     671,460          --      672,913
   Issuance of stock for services rendered       --            --     26,250            26          --          --           26
   License rights allowance                      --            --         --            --          --          --
   Net loss                                      --            --         --            --          --    (694,690)    (694,690)
                                              -----     ---------  ---------     ---------   ---------   ---------    ---------
Balance, May 31, 1999                         1,900     $       2  6,250,000     $   6,250   $ 671,460   $(699,126)   $ (21,414)
                                              =====     =========  =========     =========   =========   =========    =========

                            SILK BOTANICALS.COM, INC.
                          (a development stage company)
                            STATEMENTS OF CASH FLOWS

                                                                                                                 October 2,
                                                                                                                    1996
                                                                                                                 (inception)
                                                                                                                   through
                                                                                      Years ended May 31,          May 31,
                                                                                     1999            1998           1999
                                                                                     ----            -----          ----
Cash flows from operating activities:
   Net loss                                                                          $ (694,690)     $    -      $(699,126)
   Adjustments to reconcile net loss to
    net cash used in operating activities:
    Depreciation and amortization                                                             -           -              -
    Common stock issued in noncash
     transactions                                                                       673,276           -        677,712
    Changes in assets and liabilities:
     (Increase) decrease in inventory                                                   (57,353)          -        (57,353)
     Increase in license rights                                                         (42,500)          -        (42,500)
     Increase in accounts payable                                                        21,414           -         21,414
     Increase in due to related parties                                                 101,353           -        101,353
     Increase in dividends payable                                                            -           -              -
                                                                                     -----------     -------     ----------

     Net cash used in operating activities                                                1,500           -          1,500

Cash flows from investing activities:

   Purchase of property and equipment                                                    (1,500)          -         (1,500)
                                                                                     -----------     -------     ----------

Net increase (decrease) in cash                                                               -           -              -

Cash at beginning of period                                                                   -           -              -
                                                                                     -----------     -------     ----------

Cash at end of period                                                                $        -      $    -      $       -
                                                                                     ===========     =======     ==========

Supplemental disclosures:
 Cash payments during the development stage for interest and income taxes: - none.


   The accompanying notes are an integral part of these financial statements.

                            SILK BOTANICALS.COM, INC.
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                   OCTOBER 2, 1996 (INCEPTION) TO MAY 31, 1999


1.       ORGANIZATION

Nature of organization - Silk Botanicals.Com, Inc. (the "Company"), was organized November 20, 1998 in the state of Florida. The Company was a development stage company until June 1999 when it commenced operations. The Company develops, markets and distributes high quality artificial flowers, artificial greenery and floral arrangements under the trademark names, Forever Fresh /registered mark/, Living Silk /registered mark/ and Silk Botanicals /registered mark/.

On April 9, 1999, the Company acquired all the outstanding common stock of JRB Marketing of South Florida, Inc., ("JRB") a Florida corporation formed October 2, 1996. For accounting purposes, the transaction has been treated as a reverse acquisition of the Company by JRB and as a recapitalization of JRB. The recapitalization resulted in the issuance of 4,435,813 shares and the recording of $4,436 in expenses. The historical financial statements prior to November 20, 1998 are those of JRB. No pro forma information is presented, as the acquisition is not a business combination. At the time of this transaction, JRB had no assets, liabilities, or operations. As such, the financial statements of the Company reflect the accounting for JRB as if JRB had been the reporting entity from inception.

Prior to acquiring JRB, the Company owned 99% of the stock of Southern Dragon, Inc. ("Southern"), also a development stage company, in the restaurant industry. On March 31, 1999, the Company sold the stock of Southern back to Southern and began concentrating on the development, marketing and distribution of artificial flowers, greenery and floral arrangements.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue recognition - Revenue is recognized, net of discounts and estimated returns, upon shipment of product.

Inventory - Inventory consists primarily of finished floral and greenery arrangements and is valued at the lower of cost or market.

Furniture and equipment - Furniture and equipment are recorded at cost. Depreciation will be provided on a straight-line basis over the estimated useful lives of the assets.

License rights - The license rights acquired by the Company have been recorded at cost less a valuation allowance. The rights and valuation allowance are amortized on the straight-line basis over the term of the license rights agreements, which is six years.

Fair value of financial instruments - The carrying amount of trade payables approximate fair value. Because of the relationship of the Company and its related party, there is no practical method that can be used to determine the fair value of accounts payable due the related party.

                            SILK BOTANICALS.COM, INC.
                          (a development stage company)
                    NOTES TO FINANCIAL STATEMENTS (CONTINED)
                   OCTOBER 2, 1996 (INCEPTION) TO MAY 31, 1999


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes - The Company accounts for income taxes on an asset and liability approach to financial accounting. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earning per Share - The Company has utilized Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 requires presentation of earnings or loss per share on basic and diluted earnings per share. The Company does not have any potentially dilutive shares outstanding. Earnings or loss per share is computed by dividing net income by the weighted average number of shares outstanding during the period.

Impairment of long-lived assets - The Company evaluates the recoverability of its property and equipment, and other assets in accordance with Statement of Financial Accounting Standards No.121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of" ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such intangible assets relate. No impairments recognized during the period from October 2, 1996 to May 31, 1999.

Segment reporting - In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information"("SFAS 131"). This statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company has determined that it did not have any separately reportable operating segments as of May 31, 1999 and August 31, 1999.


Recent accounting pronouncement - In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that start-up costs, including organizational costs, be expensed as incurred. The Company accepted early adoption of SOP 98-5 and expensed all start-up costs.

                            SILK BOTANICALS.COM, INC.
                          (a development stage company)
                    NOTES TO FINANCIAL STATEMENTS (CONTINED)
                   OCTOBER 2, 1996 (INCEPTION) TO MAY 31, 1999


3.       LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

The Company has minimal capital available to meet future obligations and to carry out its planned operations. The Company reported a net loss, has negative working capital, stockholders' deficit, and as of May 31, 1999, had not commenced the marketing and distribution of artificial floral and greenery arrangements.

To address this issue, the Company signed a non-exclusive manufacturing agreement with an established manufacturer of silk botanical products (the "Manufacturer") (see Note 5). The Company will concentrate on marketing quality products to new wholesale markets. Management anticipates funding the Company's initial operations through advances from the Manufacturer, if required. If circumstances permit, the Company intends to pursue other sources of capital in the equity market; however, the Company is dependent on the manufacturer for financial support until such time as positive cash flow is generated or outside capital raised. The Company cannot predict whether the operating and financing plans described above will be successful. If the Company is unable to successfully commence operations or obtain additional financing, it may not be able to continue as a going concern and may be unable to meet its obligations. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

4.       PROPERTY AND EQUIPMENT

At May 31, 1999, property and equipment included the following:

                                                                      Estimated
                                                                     Useful life
                                                                      (in years)
                                                                      ----------

Computer equipment                                      $    1,500         3
Less accumulated depreciation                                    -

                                                        $    1,500
                                                        ==========

Depreciation expense was $0 for the year ended May 31, 1999.

                            SILK BOTANICALS.COM, INC.
                          (a development stage company)
                    NOTES TO FINANCIAL STATEMENTS (CONTINED)
                   OCTOBER 2, 1996 (INCEPTION) TO MAY 31, 1999



5.       RELATED PARTY TRANSACTIONS


The Company intends to purchase its silk botanical products from the Manufacturer owned by the Company's President and majority stockholder; however, the Company may purchase its products from other suppliers. On April 1, 1999, the Company entered into a non-exclusive manufacturing and distribution agreement with the Manufacturer for a term of six years with the right to extend the agreement for six additional six-year terms. The Manufacturer will invoice the Company for products and distribution of the products at rates to be negotiated periodically between the Company and the Manufacturer. As of May 31, 1999, the Company had purchased $57,353 of inventory from the Manufacturer.

Additionally, the Company subleases office facilities and certain office equipment from the Manufacturer (see Note 9). The Company issued 1,900 shares of preferred stock to the Manufacturer for the license rights to the trademarks Living Silk /registered mark/ and Silk Botanicals /registered mark/, and for certain manufacturing processes. The Company owed the Manufacturer $101,353 at May 31, 1999, which is recorded as an accounts payable, for the purchase of inventory, a computer and software, operational expenses and advances to acquire the trademark and manufacturing process rights to the Forever Fresh /registered mark/ line of floral arrangements. Through August 31, 1999, the Manufacturer continued to pay the expenses of the Company.

No formal arrangement on terms and conditions relating to advances, should they be required, had been entered into by the Company with the Manufacturer.


6.       LICENSE RIGHTS


On December 21, 1998, the Company purchased an exclusive license for the right to assemble and distribute the "water-look" floral arrangements and the trademark and copyright materials of Forever Fresh /registered mark/ from a third party manufacturer and distributor in South Florida. The term of the license agreement is for six years with the right to extend for additional terms of six years each, unless terminated by either party at the end of any six-year term. As part of the agreement, the Company paid $42,500 for the license rights. The Manufacturer advanced the funds for the payment. Additionally, the Company agreed to make royalty payments to the licensor of 5% of the net amount invoiced by the Company or any affiliate, for Forever Fresh /registered mark/ products during the initial six year term. For additional periods of up to six, six-year terms, the Company agreed to pay to the licensor one quarter of one percent (.25%) of its net sales per annum of all Forever Fresh /registered mark/ products sold to any third party.

                            SILK BOTANICALS.COM, INC.
                          (a development stage company)
                    NOTES TO FINANCIAL STATEMENTS (CONTINED)
                   OCTOBER 2, 1996 (INCEPTION) TO MAY 31, 1999


6.       LICENSE RIGHTS (continued)

During April 1999, the Company entered into an exclusive license agreement to market and distribute artificial greenery and floral arrangements with the Living Silk and Silk Botanicals trademarks owned by the Manufacturer. Additionally, the license agreement granted the Company the exclusive right to use the manufacturing process of the Living Silk /registered mark/ and Silk Botanicals /registered mark/ products. As consideration for the license agreement, the Company issued preferred stock to the Manufacturer valued at $190,000. Since the transaction was a nonmonetary transaction between related parties, a valuation allowance of $190,000 has been provided against the license rights and as an offset to stockholders' equity and as a noncash item on the Company's statement of cash flows. The Company further agreed to pay the Manufacturer royalty payments of 5% of the net amount invoiced by the Company, or any affiliate, for Living Silk /registered mark/ or Silk Botanicals /registered mark/ products invoiced to any third party during the initial six-year term. For additional periods of up to six, six-year terms, the Company agreed to pay one quarter of one percent (.25%) of its net sales per annum for all Living Silk /registered mark/ and Silk Botanicals /registered mark/ products sold to any third party.


7.       EQUITY


Preferred stock - The Company is authorized to issue 5,000,000 shares of preferred stock of which a total of 1,900 shares were designated as Series A preferred stock. This series is entitled to receive dividends at the rate of $6.00 per share per annum payable quarterly. Such dividends are cumulative and hold a preference over any other distribution. This series shall have no voting rights or conversion features. The rights, preferences and limitations of any additional series of preferred stock will be determined by the Board of Directors.

Common stock - On November 20, 1998, the Company issued 335,187 shares of common stock to additional founders of the Company and recorded an expense of $335 for the issuance. These shares were issued at par value since no operations existed in the Company. Between November 30, 1998 and March 31, 1999, the Company issued 26,250 shares of common stock as compensation for services rendered and recorded an expense of $26. From January 2, 1999 until March 31, 1999, the Company issued 99,000 shares of common stock for cash of $49,500, which was utilized by Southern prior to the recapitalization. The Company issued, from April 1, 1999 through April 6, 1999, 1,353,750 shares of common stock and recorded an expense of $671,460, which approximates market value. All of the stock issued has been restated to reflect the reverse stock split of 1 for 4 (see Note 9).


8.       INCOME TAXES


The Company had no taxable income since its inception, and as a result recorded no tax expense. Timing differences primarily relate to noncash stock transactions and a valuation allowance. The Company had available at May 31, 1999, approximately $28,000 of unused operating loss carryforwards that may be applied against future taxable income that expires through 2019. The Company has recorded a deferred tax asset of approximately $7,000, and has offset the deferred tax asset with a valuation allowance of $7,000, since realization of the deferred tax asset is uncertain. Utilization of the operating loss carryforwards may be severely limited by the change of business and control.

                            SILK BOTANICALS.COM, INC.
                          (a development stage company)
                    NOTES TO FINANCIAL STATEMENTS (CONTINED)
                   OCTOBER 2, 1996 (INCEPTION) TO MAY 31, 1999



9.       COMMITMENTS - RELATED PARTY


The Company has a lease, which expires April 30, 2001, with the Manufacturer for 500 square feet of furnished office space, including office equipment, and approximately 1,500 square feet of warehouse and shipping space at a cost of $10 per square foot. For the fiscal years ended May 31, 1999 and 1998, and cumulatively for the period from October 2, 1996 (inception) to May 31, 1999, no rental expense had been incurred. Minimum future rental payments under the non-cancelable operating lease as of May 31, 1999 are as follow:

         Years ended May 31,
         -------------------

                 2000                   $  20,000
                 2001                      18,333



10.      SUBSEQUENT EVENTS


On August 2, 1999, the Company officially changed its name to Silk Botanicals.Com, Inc.

On August 20, 1999, the Company's Board of Directors approved a 1 for 4 reverse split of its common stock, retroactively effective as of May 31, 1999. All common shares and the per share amounts in the accompanying audited financial statements have been restated for the effects of the reverse split.

                            SILK BOTANICALS.COM, INC.
                                  BALANCE SHEET
                                FEBRURY 29, 2000
                                   (Unaudited)

ASSETS

Current assets:
   Cash                                                                $ 19,252
   Accounts receivable                                                  114,719
   Inventory                                                             49,910
                                                                       ---------
    Total current assets                                                183,881

Property and equipment, net                                               1,122

License rights, net of valuation allowance                               37,190
                                                                       ---------
                                                                       $222,193
                                                                       =========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Advances on corporate credit cards                                  $ 19,505
   Accounts payable                                                      44,369
   Accounts payable due to related party                                183,089
                                                                       ---------
    Total current liabilities                                           246,963
                                                                       ---------
Stockholders' deficit:
   Series A preferred stock, $.001 par value, 1,900 shares
    authorized, issued and outstanding                                        2
   Preferred stock, $.001 par value, 4,998,100 authorized,
    none issued and outstanding                                               -
   Common stock, $.001 par value, 25,000,000 shares authorized,
    6,250,000 shares issued and outstanding                               6,250
   Additional paid-in capital                                           671,460
   Retained deficit                                                    (702,482)
                                                                       ---------
    Total stockholders' deficit                                         (24,770)
                                                                       ---------
                                                                       $222,193
                                                                       =========

                            SILK BOTANICALS.COM, INC.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
        NINE MONTHS PERIOD ENDED FEBRUARY 29, 2000 AND FEBRUARY 28, 1999
                                   (Unaudited)


                                                       2000             1999
                                                   ------------    ------------
Revenues                                            $  507,434      $        -

Cost of goods sold                                     355,204               -
                                                   ------------    ------------

Gross profit                                           152,230               -
                                                   ------------    ------------
Operating expenses:
   General and administratve                           147,036               -

                                                       147,036               -
                                                   ------------    ------------

Net income                                               5,194

Preferred dividend requirement                           8,550               -
                                                   ------------    ------------
Net loss available to common
   shareholders                                         (3,356)              -

Retained earnings - beginning of period               (699,126)
                                                   ------------    ------------

Retained earnings - end of period                   $ (702,482)     $        -
                                                   ============    ============

Net loss per share of common stock:

   Basic and diluted                                $    (0.00)     $        -
                                                   ============    ============

Weighted average number of common
   shares outstanding                                6,250,000       4,435,813
                                                   ============    ============

                            SILK BOTANICALS.COM, INC.
                            STATEMENTS OF CASH FLOWS
        NINE MONTHS PERIOD ENDED FEBRUARY 29, 2000 AND FEBRUARY 28, 1999
                                   (Unaudited)


                                                       2000           1999
                                                    -----------    -----------
Cash flows from operating activities:
   Net loss                                          $  (3,356)     $      -
   Adjustments to reconcile net loss to
    net cash used in operating activities:
    Depreciation and amortization                        5,688             -
    Changes in assets and liabilities:
     Increase in accounts receivable                  (114,719)            -
     (Increase) decrease in inventory                    7,443             -
     Increase in accounts payable                       22,955             -
     Increase in due to related parties                 81,736             -
                                                    -----------    -----------

     Net cash used in operating activities                (253)            -

Cash flows from financing activities:

   Advances on corporate credit cards                   19,505             -
                                                    -----------    -----------

Net increase (decrease) in cash                         19,252             -

Cash at beginning of period                                  -             -
                                                    -----------    -----------

Cash at end of period                                $  19,252      $      -
                                                    ===========    ===========


Supplemental disclosures:
   Cash payments during the period for interest and income taxes: - none.

                            SILK BOTANICALS.COM, INC.
                     SELECTED NOTES TO FINANCIAL STATEMENTS

1.       BASIS OF PRESENTATION

The accompanying unaudited financial statements of Silk Botanicals.com, Inc. (the Company) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form SB-2. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended February 29, 2000 are not necessarily indicative of the results that may be expected for the years ended May 31, 2000.

2.       ADVANCES ON CORPORATE CREDIT CARDS

The maximum amount of available credit on advances of corporate credit cards is $30,000. The current advances are payable in a minimum amount of $551 per month, principal and interest at 18%.

                                   APPENDIX A

                            Silk Botanicals.Com, Inc.
                      975 South Congress Avenue, Suite 102
                             Delray Beach, FL 33450
                                  561-265-3600

SHARE PURCHASE AGREEMENT AND SIGNATURE PAGE
(ALL INVESTORS MUST SIGN THIS SHARE PURCHASE AGREEMENT)
--------------------------------------------------------------------------------

SUBSCRIBER DATA (Must be Completed in Full)

FULL NAME (Please Print): First              Middle          Last


--------------------------------------------------------------------------------
RESIDENCE ADDRESS, INCLUDING ZIP CODE


--------------------------------------------------------------------------------
TELEPHONE NUMBER:
                 ---------------------------------------------------------------
SOCIAL SECURITY:                          OR TAX ID NUMBER:
                -------------------------                  ---------------------

SUBSCRIPTION (Must be Completed in Full)

Enclosed is payment for _______ shares X $2.00 per share= ___________(Total
                                                                 Purchase Price)

The undersigned subscriber hereby authorizes and directs the immediate deposit of his/her subscription amount into an account on behalf of Silk Botanicals.Com, Inc.

THIS SUBCRIPTION IS MADE PURSUANT TO, AND IS SUBJECT TO, THE TERMS AND CONDITIONS OF THE QUALIFICATION APPROVED BY THE SECURITIES COMMISSIONS OF THE STATES IN WHICH THE COMMON STOCK IS BEING OFFERED.

SIGNATURE MUST BE IDENTICAL TO THE NAME OR REGISTERED OWNER

--------------------------------   ---------------------------------------------
Printed name of subscriber         Printed name of subscriber (if more than one)


--------------------------------   ---------------------------------------------
Signature of subscriber (date)     Signature of subscriber (date)


                             ADDITIONAL INFORMATION

In order to facilitate processing of your subscription, please be sure you have completed each of the following:
__ A check made payable to "Silk Botanicals.Com, Inc."
__ Enter the number of shares of Common Stock being purchased and total cash contribution on this Share Purchase Agreement.
__ Enter the state in which you are legal resident in the "Residence Address"
   column above.
__ Please mail check and Share Purchase Agreement to the above address to Silk
   Botanicals.Com, Inc.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Bylaws provide that we may indemnify any director, officer, agent or employee against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon them in connection with any proceeding to which they may become involved by reason of their being or having been a director, officer, employee or agent of our Company. Moreover, our Bylaws provide that we shall have the right to purchase and maintain insurance on behalf of any such persons whether or not we would have the power to indemnify such person against the liability insured against. Insofar as indemnification for liabilities arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses of the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows, assuming the Maximum offering amount is sold:

Securities and Exchange Commission filing fee            $       2640
Accountant's fees and expenses                                 10,000
Blue Sky Fees                                                   5,000
Legal fees and expenses                                        25,000
Printing                                                        5,000
Marketing expenses                                             10,000
Postage                                                         5,000
Miscellaneous                                                   1,360
                                                              -------
                                     ------
Total                                                         $65,000

The Registrant will bear all expenses shown above.

Item 26. Recent Sales of Unregistered Securities

         The following is a list of our sales of our common stock during the past three years which were not registered under the Securities Act. None of these sales involved the use of or payments to an underwriter.

From November 20, 1998 through April 6, 1999, we issued 1,814,187 shares of its common stock to a total of 69 individuals in an offering exempt from registration under Rule 504 of Regulation D promulgated pursuant to the Securities Act of 1933.

Regarding the shares issued under Rule 504, the aggregated transactions consisted of the following: On November 20, 1998 we issued 335,187 shares of common stock to 46 individuals and recorded an expense of $335 for the issuance. These shares were issued at par value since we had no operations. Between November 30, 1998 and March 31, 1999 we issued 26,250 shares of common stock as compensation for services rendered to three individuals and recorded an expense of $26. From January 2, 1999 until March 31, 1999 we issued 99,000 shares of common stock for cash of $49,500 to 14 individuals, which was utilized prior to the recapitalization. We issued, from April 1, 1999 through April 6, 1999 1,353,750 shares of common stock to six individuals and recorded an expense in accordance with generally accepted accounting principles of $671,460 which approximates market value. All of the stock issued has been restated to reflect the reverse stock split of 1 for 4.

On April 9, 1999 we issued an aggregate of 4,435,813 shares in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, in exchange for all of the issued and outstanding common stock of JRB Marketing of South Florida, Inc.

Item 27.  EXHIBITS

The Exhibits listed below are filed as part of this Registration Statement

EXHIBIT NUMBER      DOCUMENT

3.1*                Articles of Incorporation

3.2* Articles of Amendment to Articles of Incorporation of Diversified Restaurant Holdings, Inc

3.3* Articles of Amendment to Articles of Incorporation of Silk Botanicals.Com, Inc.

3.4*                Bylaws

4.1 Form of Certificate Evidencing shares of Common Stock of Silk Botanicals.Com, Inc.

5.1                 Consent and Legal Opinion of Hackney & Miller, P.A.

10.1* License Agreement Between Forever Fresh, Inc. and JRB Marketing of South Florida, Inc.

10.2*               Manufacturing and Distribution Agreement

10.3* Agreement Between Diversified Restaurant Holdings, Inc. and Joseph R. Bergmann

10.4* License Agreement Between JRB Enterprises Inc. and JRB Marketing of South Florida, Inc., Diversified Restaurant Holdings, Inc.

10.5*               Sublease Agreement

21.1                Subsidiaries


23.1                Consent of Sweeney, Gates & Co., Auditors to the Company

27.1                Financial Data Schedule

99.1                Form of Share Purchase Agreement

*Incorporated by Reference and Included in Earlier Filings


Item 28.  UNDERTAKINGS

a)       The Registrant hereby undertakes that it will:

         1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3)of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

         2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

         3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Date:             June 15, 2000                  SILK BOTANICALS.COM, INC.

                                                 By:  /s/ Joseph R. Bergmann
                                                 It's: President

                                 EXHIBIT INDEX

EX #                    Exhibit Description


4.1 Form of Certificate Evidencing shares of Common Stock of Silk Botanicals.Com, Inc.

5.1                 Consent and Legal Opinion of Hackney & Miller, P.A.

21.1                Subsidiaries


23.1                Consent of Sweeney, Gates & Co., Auditors to the Company

27.1                Financial Data Schedule

99.1                Form of Share Purchase Agreement